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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Storage Computer Corporation
Nashua, New Hampshire

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 17, 2000, except for Notes E and N which are as of April 14, 2000, relating to the consolidated financial statements of Storage Computer Corporation appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the prospectus.



                                            BDO Seidman, LLP




Boston, Massachusetts
December 15, 2000